Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
City National Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-11030, 33-60668, 333-01993, 333-87719, 333-61854, 333-88118 and 33-56632) on Form S-8, (No. 333-53624) on Form S-3, and (No. 333-104395) on Form S-4 of City National Corporation of our reports dated March 6, 2006 relating to the consolidated balance sheet of City National Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005 which reports appear in the December 31, 2005 Annual Report on Form 10-K of City National Corporation.

/s/ KPMG
Los Angeles, California
March 6, 2006